UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest February 13, 2017

MCIG, INC.

(Exact name of registrant as specified in charter)

Nevada	333-175941	27-4439285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2831 St. Rose Parkway, Suite 200, Henderson, NV		89052
(Address of principal executive offices)		(Zip Code)

570-778-6459

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

As used in this report, the terms “Company,” “our company,” “us,” “mCig,”, “we” and “our” refer to mCig, Inc. unless the context requires otherwise

ITEM 1.01 Entry Into a Material Definitive Agreement

The Company has cancelled 5,124,923 shares of common stock of the company, under 4 separate agreements.

On January 17, 2017 the Company returned to treasury 1,700,000 shares of common stock under a settlement agreement with the previous owners of Vapolution, Inc., (“Vapolution”). MCIG elected to close the operation as a standalone entity and terminate its cost basis investment. The Company will continue selling the Vapolution brand products under MCIG.

On January 31, 2017, in settlement of services provided, the Company cancelled 2,560,336 shares of common stock by two shareholders who obtained the stock as stock based compensation. The company recorded a reduction of stock based compensation based upon the issue price (cost basis), not current market price. The cost basis of the agreements was $47,472.

On February 13, 2017, in settlement of services provided, the Company cancelled 964,587 shares of common stock by a shareholder who obtained the stock as stock based compensation. The company recorded a reduction of stock based compensation based upon the issue price (cost basis), not current market price. The cost basis of the agreements was $36,000.

ITEM 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Rescission Agreement and Mutual Release

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCIG, INC.

Date: February 14, 2017	By:	/s/ Paul Rosenberg
Paul Rosenberg, Chief Executive Officer

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